Exhibit 99.1

PRESS RELEASE

VCG Holding Corp (ticker: PTT, exchange: AMEX) News Release

November 12, 2004

VCG Holding Corp Completes $1.25 Million Private Placement

DENVER—(BUSINESS WIRE)—November 12, 2004—VCG Holding Corp (AMEX: PTT),

VCG Holding Corp. (VCG) a nationwide owner/operator of adult nightclubs, announced today that it sold $1.25 million in 12% Convertible Subordinated Notes in a private placement transaction. The Company intends to use the proceeds to provide permanent financing for the Company’s recently completed acquisition of the Diamond Cabaret nightclub in Denver, Colorado.

The Two Year Notes, which are held in VCG’s wholly-owned subsidiary, Glenarm Restaurant LLC, have a term of two years and are convertible into shares of VCG’s common stock at a conversion price of $2.00. The Notes also include detachable warrants to purchase a total of 312,500 shares of VCG’s common stock of which half are exercisable at an exercise price of $3.00 and the other half are exercisable at an exercise price of $4.00. Certain purchasers obtained the right to invest an additional $1.5 million of the Notes with a conversion price at a premium to the current market price. The purchasers are institutional and other private investors. Westminster Securities Corporation acted as placement agent.

The securities were offered and sold in reliance upon the exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”). Each of the purchasers qualified as an accredited investor (as defined by Rule 501 under the Securities Act). VCG is obligated to file a resale registration statement for the purchasers.

Troy Lowrie, Chairman and CEO of VCG commented, “We are pleased to have attracted a group of high caliber investors and to have had excess demand for the Notes offered. The proceeds allow us to further execute upon our aggressive growth strategy through the acquisition of Diamond Cabaret, which complements our existing Denver nightclubs.”

About VCG Holding Corp.

VCG is an owner, operator and consolidator of upscale adult nightclubs throughout the United States. The company currently owns seven adult nightclubs and operates nine more clubs on management agreements. The owned and managed clubs are located in Indianapolis, Memphis, St. Louis, Denver, Phoenix, Louisville, and Honolulu.

Forward-looking statements

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) war, insurrection and/or terrorist attacks on United States soil; growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; and other risks identified from time to time in the Company’s SEC reports, including the annual report on Form 10-K for 2003 and its current reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

Troy H. Lowrie, CEO
Micheal Ocello, President
Donald W Prosser, CFO
VCG Holding Corporation
390 Union Blvd, Suite 540
Lakewood, Colorado 80228
Telephone	303.934.2424
Facsimile	303-922.0746
Email:	tlowrie@vcgh.com
dprosser@vcgh.com
mocello@vcgh.com